Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned Chairman of the Board, President and Chief Executive Officer of HD Supply Holdings, Inc. (the Company), hereby certifies that the Company’s Periodic report on Form 10-Q for the period ended November 1, 2020 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 4, 2020

/s/ Joseph J. DeAngelo
Joseph J. DeAngelo
Chairman of the Board, President and Chief
Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.